Exhibit 4.2

BUSINESS CORPORATIONS ACT

BRITISH COLUMBIA

ARTICLES

SCORE MEDIA AND GAMING INC.

BUSINESS CORPORATIONS ACT
BRITISH COLUMBIA

ARTICLES

SCORE MEDIA AND GAMING INC.

I N D E X

PART 21 SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO PREFERENCE SHARES	27

PART 22 SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SPECIAL VOTING SHARES	28

PART 23 SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO CLASS A SUBORDINATE VOTING SHARES	31

ARTICLES

Company Name:	Score Media and Gaming Inc.

Translations of Company Name	n/a

Incorporation Number:	C1221518

PART 1
INTERPRETATION

Definitions

1.1	In these Articles, unless the context otherwise requires:

(a)	“these Articles” means the articles of the Company from time to time and all amendments thereto, and the words “herein”, “hereto”, “hereby”, “hereunder”, “hereof” and similar words refer to these Articles as so defined and not to any particular Part, article or other subdivision of these Articles;

(b)	“board” and “directors” mean the directors or sole director, as the case may be, of the Company for the time being;

(c)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and includes amendments thereto, and all regulations made pursuant thereto;

(d)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and includes amendments thereto, and all regulations made pursuant thereto;

(e)	“shareholder” means a shareholder of the Company; and

(f)	“trustee”, in relation to a shareholder, means the personal or other legal representative of the shareholder, and includes a trustee in bankruptcy of the shareholder.

Application of Business Corporations Act Definitions

1.2	The definitions in the Business Corporations Act apply to these Articles.

Application of Interpretation Act

1.3	The Interpretation Act applies to the interpretation of these Articles as if these Articles were an enactment.

Conflict

1.4	If there is a conflict between a definition or rule in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition or rule in the Business Corporations Act will prevail.

Severability of Invalid Provisions

1.5	The invalidity or unenforceability of any provision of these Articles will not affect the validity or enforceability of the remaining provisions of these Articles.

Effect of Omissions and Errors in Notices

1.6	The accidental omission to send notice of any meeting of shareholders or directors (including any committee of directors) to any person entitled to notice or the non-receipt of any notice by any of the persons entitled to notice or any error in any notice not affecting its substance will not invalidate any action or proceeding taken at that meeting or otherwise founded on the notice.

Signing

1.7	Expressions referring to signing shall be construed as including facsimile signatures and the receipt of messages by telecopy or electronic mail or any other method of transmitting writing and indicating thereon that the requisite instrument is signed, notwithstanding that no actual original or copy of an original signature appears thereon.

PART 2
ALTERATIONS

No Interference with Class or Series Rights without Consent

2.1	A right or special right attached to issued shares must not be prejudiced or interfered with under the Business Corporations Act or under the Notice of Articles or these Articles unless the shareholders holding shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of those shareholders.

Alterations

2.2	Subject to Article 2.1, the shareholders may from time to time, by special resolution, make any alteration to the Notice of Articles and these Articles as permitted by the Business Corporations Act.

Change of Name

2.3	The Company may by a directors’ resolution or a special resolution authorize an alteration to its Notice of Articles to change its name.

PART 3
SHARES AND SHARE CERTIFICATES

Sending of Share Certificate

3.1	Any share certificate which a shareholder is entitled to receive may be sent to the shareholder by mail and neither the Company nor any agent of the Company is liable for any loss to the shareholder arising as a result of the accidental omission to send any share certificate or non-receipt of any share certificate so sent.

Joint Ownership

3.2	Where a share is registered in the names of two or more persons, unless the registration on the share certificate specifies otherwise, the share shall, for the purposes of these Articles, be considered to be jointly held by such persons and such persons shall, for the purposes of these Articles, be considered joint holders of such share.

Limit on Registration of Joint Holders

3.3	Except in the case of the trustees of a shareholder, the directors may refuse to register in the central securities register more than three persons as the joint holders of a share.

Delivery of Jointly Held Certificate

3.4	A share certificate for a share registered in the names of two or more persons shall be delivered to that one of them whose name appears first on the central securities register in respect of the share.

Unregistered Interests

3.5	Except as required by law or these Articles, the Company need not recognize or provide for any person’s interests in or rights to a share unless that person is registered as the holder.

PART 4
SHARE TRANSFERS

Form of Instrument of Transfer

4.1	The instrument of transfer in respect of any share of the Company will be either in the form on the back of the certificate representing such share or in such other form as may be approved by the directors from time to time.

Effect of Signed Instrument of Transfer

4.2	If a shareholder, or the duly authorized attorney of that shareholder, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer, or, if no number is specified, all the shares represented by share certificates deposited with the instrument of transfer,

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the share certificate is deposited for the purpose of having the transfer registered.

PART 5

PURCHASE OF SHARES

Authority to Purchase Shares

5.1	Subject to the special rights and restrictions attached to any class or series of shares, the Company may purchase or otherwise acquire any of its shares if authorized to do so by resolution of the directors.

PART 6
BORROWING POWERS

Powers of Directors

6.1	The directors may from time to time at their discretion on behalf of the Company:

(a)	borrow money for the purposes of the Company in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	raise or secure the repayment of any borrowed money, including by the issuance of bonds, perpetual or redeemable, debentures or debenture stock and other debt obligations either outright or as security for any liability or obligation of the Company or any other person;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; or

(d)	mortgage or charge, whether by way of specific or floating charge, grant a security interest or give other security on the whole or any part of the present and future property and undertaking of the Company, including uncalled capital.

Terms of Debt and Security Instruments

6.2	Any debentures, debenture stock, bonds, mortgages, security interests and other securities may be issued at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of or conversion into shares, attending and voting at a general meeting of the Company, appointment of directors and otherwise as the directors may determine at or prior to the time of issuance.

PART 7
SHAREHOLDER MEETINGS

Calling of Shareholder Meetings

7.1	Meetings of shareholders of the Company shall be held at such time or times as the directors from time to time determine, and shall take place in Toronto, Ontario, or at such location or locations as the board, by resolution, may approve.

Notice

7.2	Subject to the provisions of the Business Corporations Act regarding requisitions for general meetings and waiver of notice, the Company will send notice of the date, time and location of a meeting of shareholders to each shareholder entitled to vote at the meeting and to each director at least 21 days before the meeting.

Special Business

7.3	If a general meeting is to consider special business within the meaning of Article 8.1, the notice of meeting will:

(a)	state the general nature of the special business; and

(b)	if the special business includes presenting, considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it, or be accompanied by, a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified by the notice; and

(ii)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

PART 8
PROCEEDINGS AT SHAREHOLDER MEETINGS

Special Business

8.1	At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of, or voting at, the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of, or voting at, the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor; and

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution.

Special Majority

8.2	The majority of votes required for the Company to pass a special resolution at any meeting of shareholders is two-thirds of the votes cast on the resolution.

Quorum

8.3	Subject to Article 8.4 and the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is 2 persons present in person or by proxy who, in the aggregate, hold or represent by proxy not less than 25% of the votes entitled to be cast at the meeting.

Sole Shareholder

8.4	If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder; and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

Lack of Quorum

8.5	If, within 1/2 hour from the time set for the holding of a meeting of shareholders, a quorum is not present,

(a)	in the case of a general meeting convened by requisition of shareholders, the meeting is dissolved; and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless those shareholders present determine otherwise.

Quorum at Succeeding Meeting

8.6	If a meeting referred to in Article 8.5 was adjourned and if a quorum as provided in Article 8.3 is not present within 1/2 hour from the time set for the holding of the adjourned meeting, the persons present and being, or representing by proxy, shareholders entitled to attend and vote at the meeting constitute a quorum.

Chair

8.7	The following individual is entitled to preside as chair at a meeting of shareholders:

(a)	the chair of the board, if any; and

(b)	if there is no chair of the board or if the chair of the board is absent or unwilling to act as chair of the meeting, the chief executive officer or, in his or her absence, the president.

Alternate Chair

8.8	If, at any meeting of shareholders:

(a)	there is no chair of the board, chief executive officer or president, present within 15 minutes after the time set for holding the meeting;

(b)	the chair of the board, the chief executive officer and the president, are unwilling to act as chair of the meeting; or

(c)	the chair of the board, the chief executive officer and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting; then any other director may chair the meeting, or if no director is available and willing to act as chair of the meeting, the shareholders present in person or by proxy may choose any person present at the meeting to chair the meeting.

Postponement or Cancellation of Meetings

8.9	A meeting of shareholders may be postponed or cancelled by the Company at any time prior to the holding of the meeting upon such notice or communication to shareholders, if any, as the board may determine, and, if postponed, the postponed meeting may be held at such time or times, and at such location or locations, as the board, by resolution, may approve.

Procedure at Meetings

8.10	The board may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order. Subject to the foregoing, the chair of a meeting may determine the procedures of the meeting in all respects.

Casting Vote

8.11	In case of an equality of votes cast at a meeting of shareholders, the chair does not have a casting or second vote.

PART 9
SHAREHOLDERS VOTES

Joint Shareholders

9.1	If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, the joint shareholder present whose name stands first on the central securities register in respect of the share is alone entitled to vote in respect of that share.

Trustees

9.2	Two or more trustees of a shareholder in whose name any share is registered are, for the purposes of Article 9.1, deemed to be joint shareholders.

Representative of Corporate Shareholder

9.3	If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least 1 business day before the day set for the holding of the meeting; or

(ii)	be provided, at the meeting, to the chair of the meeting; and

(b)	if a representative is appointed under this Article 9.3:

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights that the appointing corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Application of Proxy Provisions

9.4	Articles 9.5 to 9.12 do not apply to the Company if and for so long as it is a public company or a pre-existing reporting company.

Appointment of Proxy Holder

9.5	Each shareholder, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more individuals (who need not be shareholders) as such shareholder’s nominee to attend, speak, act and vote for and on behalf of such shareholder at the meeting in the manner, to the extent and with the power conferred by the proxy.

Execution of Proxy

9.6	A shareholder’s proxy will be in writing, dated the date on which it is executed (or if not dated, will be deemed to be dated the date on which it is received by the Company), and will be executed by such shareholder or such shareholder’s attorney authorized in writing, or if the shareholder is a corporation, by a duly authorized officer or attorney.

Continuing Proxy

9.7	A shareholder may appoint one or more individuals (who need not be shareholders) as such shareholder’s nominee to attend, speak, act and vote for and on behalf of such shareholder at every general meeting of the Company or at one or more general meetings which are held within such period of time as the proxy specifies.

Form of Proxy

9.8	A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

(Name of Company)

The undersigned, being a shareholder of the above named Company, hereby appoints ___________________, or, failing that person, ___________________, as proxy holder for the undersigned to attend, speak, act and vote for and on behalf of the undersigned at the meeting of shareholders to be held on the ___ day of __________, 20___ and at any adjournment of that meeting.

Signed this ___ day of ____________, 20___

Signature of shareholder

Delivery of Proxy

9.9	Unless the board determines otherwise, a proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, 1 business day, before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting.

Revocation of Proxy

9.10	A shareholder’s proxy will, to the extent that it is inconsistent with a proxy of prior date, be deemed to revoke such prior proxy. Subject to Article 9.11, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided at the meeting to the chair of the meeting.

Signing of Revocation of Proxy

9.11	An instrument referred to in Article 9.10 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or the trustee of the shareholder; and

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 9.3.

Validity of Proxy Votes

9.12	A vote given in accordance with the terms of a proxy is valid despite the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

Authority to Vote

9.13	The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

PART 10
ELECTION AND REMOVAL OF DIRECTORS

Number of Directors

10.1	The Company will have a board of directors consisting of initially the number of directors that is equal to the number of the first directors and thereafter, subject to Parts 21, 22 and 23, the number of directors set by ordinary resolution of the shareholders from time to time.

Change in Number of Directors

10.2	If the number of directors is changed pursuant to Article 10.1, subject to Parts 21, 22 and 23, the shareholders may elect, or appoint by ordinary resolution, the directors needed to fill any vacancies in the board of directors that result from that change.

Election of Directors

10.3	At every annual general meeting:

(a)	the shareholders entitled to vote at the annual general meeting for the election or appointment of directors will elect a board of directors consisting of the number of directors for the time being required under these Articles; and

(b)	subject to Article 10.6, all the directors cease to hold office immediately before the election or appointment of directors under paragraph (a), but are eligible for re-election or reappointment.

Failure to Elect or Appoint Directors

10.4	If the Company fails to hold an annual general meeting in accordance with the Business Corporations Act or fails, at an annual general meeting, to elect or appoint any directors, the directors then in office continue to hold office until the earlier of:

(a)	the date on which the failure is remedied; and

(b)	the date on which they otherwise cease to hold office under the Business Corporations Act or these Articles.

Additional Directors

10.5	Notwithstanding Articles 10.1 and 10.2, but subject to Parts 21, 22 and 23, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 10.5 will not at any time exceed:

(a)	1/3 of the number of first directors if, at the time of the appointment, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, 1/3 of the number of the current directors who were elected or appointed as directors other than under this Article 10.5.

Removal of Director

10.6	Subject to Parts 21, 22 and 23, the shareholders may, by special resolution, remove any director from office at any time.

PART 11
PROCEEDINGS OF DIRECTORS

Timing of Meetings

11.1	Meetings of the board will be held on such day and at such time and place as the chair of the board of the Company or any two directors may determine.

Chair

11.2	Meetings of directors are to be chaired by:

(a)	the chair of the board, if any,

(b)	in the absence of the chair of the board, the chief executive officer;

(c)	in the absence of the chief executive officer, the president, if any, if the president is a director, or

(d)	any other director chosen by the directors if:

(i)	none of the chair of the board, the chief executive officer or the president, if a director, are present at the meeting within 15 minutes after the time set for holding the meeting,

(ii)	none of the chair of the board, the chief executive officer or the president, if a director, are willing to chair the meeting, or

(iii)	the chair of the board, the chief executive officer and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

Voting

11.3	At all meetings of directors every question will be decided by a majority of votes cast on the question and, in the case of an equality of votes, the chair of the meeting will not be entitled to a second or casting vote.

Notice

11.4	Subject to Articles 1.6 and 11.5, if a meeting of the board is called under Article 11.1 notice of that meeting will be given to each director not less than 24 hours before the time when the meeting is to be held, specifying the place, date and time of that meeting:

(a)	by mail addressed to the director’s address as it appears on the books of the Company or to any other address provided to the Company by the director for this purpose;

(b)	by leaving it at the director’s prescribed address or at any other address provided to the Company by the director for this purpose;

(c)	orally, including, by telephone, voice mail or on other recorded media; or

(d)	by e-mail, fax or any other method of reliably transmitting messages.

Notice not Required

11.5	It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed or is the meeting of the directors at which that director is appointed; or

(b)	the director has filed a waiver under Article 11.6.

Waiver of Notice

11.6	Any director may file with the Company a document signed by the director waiving notice of any past, present or future meeting of the directors or a direction that notice of meetings of the directors be given to the alternate of such director and may, at any time, withdraw the waiver or direction, as the case may be, by instrument in writing delivered to the registered office of the Company, and until the waiver or direction, as the case may be, is withdrawn, no notice of meetings of the directors shall be given to that director or notice of meetings of the directors shall be sent to the alternate of such director, as the case may be; and any and all meetings of the directors, notice of which has not been given to such director or has been given to the alternate of such director, as the case may be, shall, provided a quorum of the directors is present, be valid and effective.

Quorum

11.7	The quorum necessary for the transaction of the business of the directors is a majority of the directors. A director holding a disclosable interest in a contract or transaction to be considered at a meeting is to be counted in a quorum notwithstanding such director’s interest.

Resolutions in Writing

11.8	A resolution in writing signed by each director or such director’s alternate, or if there is only one director by that one director, shall be as valid and effectual as if it had been passed at a meeting of the board duly convened and held.

Counterparts

11.9	A resolution in writing may be in one or more counterparts, each of which may be signed by one or more directors or alternates or one or more committee members, and which together shall be deemed to constitute a resolution in writing.

Remuneration of Directors

11.10	The directors may fix the remuneration of the directors and officers of the Company.

PART 12
COMMITTEES OF DIRECTORS

Appointment

12.1	The directors may, by resolution:

(a)	appoint one or more committees consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board;

(ii)	the power to change the membership of, or fill vacancies in, any committee of the board; and

(iii)	the power to appoint or remove officers appointed by the board; and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution.

Duties

12.2	Any committee formed under Article 12.1, in the exercise of the powers delegated to it, shall:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held after the act or thing has been done.

Powers of Board

12.3	The board may, at any time:

(a)	revoke the authority given to a committee, or override a decision made by a committee, except as to acts done before such revocation or overriding;

(b)	terminate the appointment of, or change the membership of, a committee; and

(c)	fill vacancies in a committee.

Meetings

12.4	Subject to Article 12.2(a):

(a)	the members of a directors’ committee may meet and adjourn as they think proper;

(b)	a directors’ committee may elect a chair of its meetings but, if no chair of the meeting is elected, or if at any meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of a directors’ committee constitutes a quorum of the committee; and

(d)	questions arising at any meeting of a directors’ committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting has no second or casting vote.

PART 13
OFFICERS

Functions, Duties and Powers

13.1	The board may appoint any officers it considers necessary and for each officer:

(a)	determine the functions and duties the officer is to perform;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit;

(c)	from time to time revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer; and

(d)	may terminate such officer’s appointment at any time.

PART 14
DISCLOSURE OF INTEREST OF DIRECTORS

Other Office

14.1	A director may hold any office or position of profit with the Company (other than the office of auditor of the Company) in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

No Disqualification

14.2	No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise.

Professional Services

14.3	Subject to compliance with the provisions of the Business Corporations Act, a director or officer of the Company, or any corporation or firm in which that individual has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such corporation or firm is entitled to remuneration for professional services as if that individual were not a director or officer.

Accountability

14.4	A director or officer may be or become a director, officer or employee of, or may otherwise be or become interested in, any corporation, firm or entity in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other corporation, firm or entity.

PART 15
INDEMNIFICATION

Mandatory Indemnification

15.1	The Company will indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or in a similar capacity, of another entity, and such person’s heirs and legal representatives to the extent permitted by the Business Corporations Act.

Deemed Contract

15.2	Each director and officer is deemed to have contracted with the Company on the terms of the indemnity referred to in this Part.

Optional Indemnification

15.3	Except as otherwise required by the Business Corporations Act and subject to Article 15.1, the Company may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which he or she served at the Company’s request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Company or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

Right of Indemnity not Exclusive

15.4	The provisions for indemnification contained in these Articles will not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of that person’s heirs and legal representatives.

Limit on Liability

15.5	To the extent permitted by law, no director or officer for the time being of the Company will be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by the Company or for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company will be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Company will be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same will happen by or through his or her failure to act honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Company is employed by or performs services for the Company otherwise than as a director or officer or is a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Company, the fact that the person is a director or officer of the Company will not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

PART 16
DIVIDENDS

Declaration

16.1	Subject to the Business Corporations Act and any special rights or restrictions as to dividends, the directors may from time to time by resolution declare and authorize payment of any dividends the directors consider appropriate out of profits, capital or otherwise, including, without limitation, retained earnings, other income, contributed surplus, capital surplus, any share premium account or appraisal surplus or any other unrealized appreciation in the value of the assets of the Company, if any.

No Notice

16.2	The directors need not give notice to any shareholder of any declaration under Article 16.1.

Timing of Payment

16.3	Any dividend declared by the directors may be made payable on such date as is fixed by the directors.

Dividends Proportionate to Number of Shares

16.4	Subject to any special rights or restrictions as to dividends, all dividends on shares of any class or series of shares will be declared and paid according to the number of such shares held.

Manner of Payment

16.5	The Company may pay any dividend wholly or partly by issuing shares or warrants or by the distribution of property, bonds, debentures or other debt obligations of the Company, or in any one or more of those ways, and, if any difficulty arises in regard to the distribution, the directors may settle the difficulty as they consider expedient, and, in particular, may set the value for distribution of specific property.

Rounding

16.6	If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Method of Payment

16.7	Any dividend or other distribution payable in cash in respect of shares may be paid electronically or by cheque, made payable to the order of the person to whom it is sent, and mailed:

(a)	subject to paragraphs (b) and (c), to the address of the shareholder;

(b)	subject to paragraph (c), in the case of joint shareholders, to the address of the joint shareholder whose name stands first on the central securities register in respect of the shares; or

(c)	to the person and to the address as the shareholder or joint shareholders may direct in writing.

Joint Shareholders

16.8	If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

PART 17
AUDITOR

Remuneration

17.1	The directors may set the remuneration of any auditor of the Company.

PART 18
EXECUTION OF INSTRUMENTS

Authority to Execute Instruments

18.1	The following persons have authority to execute and deliver and certify documents on behalf of the Company:

(a)	such director, officer or other person(s) as are prescribed by resolution of the board; or

(b)	any one director or officer.

Seal

18.2	The Company’s seal, if any, shall not be impressed on any record except when that impression is attested by the signature or signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if there is only one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by resolution of the directors.

Certified Copies

18.3	For the purpose of certifying under seal a true copy of any resolution or other document, the seal shall be impressed on that copy and, notwithstanding Article 18.2, may be attested by the signature of any director or officer.

PART 19
NOTICES

Notice to Joint Shareholders

19.1	A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder whose name stands first on the central securities register in respect of the share.

Trustees

19.2	If a person becomes entitled to a share as a result of the death, bankruptcy or incapacity of a shareholder, the Company may provide a notice, statement, report or other record to that person by:

(a)	mailing the record, addressed to that person:

(i)	by name, by the title of representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the person claiming to be so entitled; or

(b)	if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 20
GAMING & REGULATORY COMPLIANCE

20.1       For the purpose of these Articles:

(a)	“Gaming Authority” means any Governmental Authority with regulatory, licensing or permitting authority or jurisdiction over Gaming conducted or proposed to be conducted by the Company or any of its affiliates in any jurisdiction.

(b)	“Gaming” means the conduct of any gaming, gambling, or related activities, including: (i) the conduct of internet gaming, sports wagering, lottery, pari mutuel wagering or video gaming activities (including the operation of related platforms and the provision of software), (ii) the use, manufacture, sale or distribution of gaming devices, ticket technology, casino cage and casino credit equipment and services, and any related and associated equipment and services, and (iii) the provision of any type of services or equipment pursuant to a contract, agreement, relationship or otherwise with any holder or beneficiary of a Gaming License.

(c)	“Gaming Laws” means all applicable provisions of all: (i) constitutions, treaties, statutes, compacts or laws governing Gaming and rules, regulations, codes and ordinances of Gaming Authorities and all administrative or judicial orders or decrees or other laws pursuant to which any Gaming Authority possesses regulatory, licensing or permitting authority over Gaming activities conducted by the Company or any of its affiliates, within its jurisdiction; (ii) orders, decisions, determinations, interpretations, judgments, awards, decrees, approvals, consents and waivers of any Gaming Authority; and (iii) operating or service agreements with any agency, corporation or other body responsible for the conduct and management of Gaming on behalf of any Governmental Authority, including all amendments thereto.

(d)	“Gaming Licenses” means all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers and entitlements issued by a Gaming Authority required for, or relating to, the conduct of Gaming.

(e)	“Governmental Authority” means any nation or government (including tribal governments), any state, province, territory, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local, tribal or foreign.

(f)	“including” means including without limiting the generality of the foregoing.

(g)	“Notice” has the meaning ascribed thereto in Article 20.4.

(h)	“ownership”, “ownership interest” (and derivatives thereof) means (a) legal ownership as evidenced in the Company’s central securities share register, (b) beneficial ownership pursuant to the definition of “beneficially own” in Part 1 of the Business Corporations Act (British Columbia), as the same may be amended from time to time, (c) the power to exercise, directly or indirectly, control or direction over a Security or (d) such other meaning of ownership, ownership interest, beneficial interest or beneficial ownership pursuant to the Gaming Laws or as may be defined, determined or interpreted by a Gaming Authority.

(i)	“Repurchase Date” means the date on which the Company will repurchase and pay for the Securities pursuant to Article 20.7. The Repurchase Date will not be less than thirty (30) days following the date of the Notice unless a Gaming Authority requires that the Securities be repurchased as of an earlier date, in which case, the Repurchase Date will be such earlier date.

(j)	“Repurchase Price” has the meaning ascribed thereto in Article 20.7(a)(ii).

(k)	“Securities” means any shares, warrants or other instruments that represent a share in or a right to acquire a share in the equity of the Company.

(l)	“Special Trustee” means the person appointed to act as trustee for the benefit of a Special Voting Shareholder following an order by a Gaming Authority pursuant to Article 20.7(c) to sell or otherwise dispose of some or all of the Special Voting Shareholder Securities following the occurrence of a Triggering Event by a Special Voting Shareholder, whose appointment is mutually agreed upon by the relevant Gaming Authority, the board and the Special Voting Shareholder, provided that if no agreement can be reached within 30 days of receipt by the Special Voting Shareholder of the order, the board may select a voting trustee acceptable to the Gaming Authority.

(m)	“Special Voting Shareholder” means any holder of Special Voting Shares.

(n)	“Special Voting Shareholder Securities” means all of the Securities of any class held by a Special Voting Shareholder.

(o)	“Special Voting Shares” means the outstanding Special Voting Shares of the Company.

(p)	“Subject Securityholder” means any person, group of persons acting in concert, or group of persons who, in the reasonable opinion of the board, are acting jointly or in concert, that hold, acquire or propose to acquire Securities.

(q)	“Triggering Event” means the occurrence of any of the following:

(i)	the Company becomes aware that a Subject Securityholder has contravened, or may in the reasonable opinion of the board contravene, Article 20.2;

(ii)	the ownership of Securities by a Subject Securityholder is, or may in the reasonable opinion of the board be, inconsistent with Gaming Laws;

(iii)	the ownership of the Securities by the Subject Securityholder jeopardizes, or may in the reasonable opinion of the board be expected to jeopardize, the ability of the Company or any of its affiliates to maintain or obtain a Gaming License or cause or otherwise result in the imposition of materially burdensome or unacceptable terms or conditions on any Gaming License, or in the imposition of material fines, penalties or other liabilities on the Company or any of its affiliates;

(iv)	a Subject Securityholder, who is requested or required pursuant to any Gaming Law to appear before, or submit to the jurisdiction of, or file an application with, or provide information to, any Gaming Authority and either refuses to do so or otherwise fails to comply with such request or requirement within a reasonable period of time; or

(v)	a Subject Securityholder is determined or shall have been determined by a Gaming Authority not to be suitable or qualified with respect to owning or controlling Securities of the Company or one of its affiliates.

(r)	“Valuation Opinion” means a written valuation and fairness opinion, obtained by the Company, at its expense, from an investment banking firm of nationally recognized standing in Canada or the United States (qualified to perform such task and which is disinterested in the contemplated repurchase and has not in the then past two years provided services for a fee to the Company or its affiliates) as to the value of the Securities to be repurchased or sold, as applicable (including taking into account the percentage of the total outstanding Securities, the total voting interest represented by the Securities and the special rights and restrictions attached to the Securities being repurchased or sold) as of a date not more than thirty (30) days prior to the date of the Notice.

20.2	No Subject Securityholder shall acquire or dispose of, directly or indirectly, in one or more transactions, 5% (or such other greater or lesser threshold, or additional threshold or thresholds, as may be established by a Gaming Authority from time to time) or more, of any class of outstanding Securities without providing advance written notice to the Company and receiving the advance approval of the Company and the Gaming Authorities.

20.3	Article 20.2 shall not apply to the ownership, acquisition or disposition of Securities as a result of:

(a)	an acquisition by one or more underwriters or portfolio managers who own Securities for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with Article 20.2; and

(b)	Securities held by a person who provides centralized facilities for the clearing of trades in Securities and is acting solely as an intermediary of the payment of funds or the delivery of Securities, however, such person may still be subject to Gaming Laws imposed by Gaming Authorities.

20.4	Upon the occurrence of a Triggering Event, the Company shall, subject to compliance with applicable Gaming Laws, give the Subject Securityholder notice in writing (the “Notice”) setting out:

(a)	that the Subject Securityholder has caused a Triggering Event;

(b)	that the Subject Securityholder shall forthwith rectify the Triggering Event; and

(c)	that the Company may take action as contemplated by Articles 20.5, 20.6 and 20.7 without further notice to the Subject Securityholder.

20.5	Upon the occurrence of a Triggering Event, the Company shall be entitled to immediately take, without prior notice to the Subject Securityholder, any of the following actions:

(a)	not issue any Securities to the Subject Securityholder;

(b)	place a stop transfer on any and all Securities owned by the Subject Securityholder;

(c)	suspend all voting, interest, convertible, dividend and other distribution rights, on all or any of the Securities owned by the Subject Securityholder;

(d)	apply to a court of competent jurisdiction, seeking an injunction to prevent a breach or continuing breach of such provisions or Gaming Laws by the Subject Securityholder or for an order directing that the number of Securities giving rise to the breach of such provisions or Gaming Laws by such Subject Securityholder be sold or otherwise disposed of in a manner that the Court may deem appropriate;

(e)	apply to the Ontario Securities Commission, its successors or assigns, or such other Governmental Authority having jurisdiction over the affairs of the Company, to effect a cease trading order or such similar restriction against the Subject Securityholder until such time as the Subject Securityholder complies with such provisions or Gaming Laws; and

(f)	any further actions as are necessary to comply with Gaming Laws.

20.6	Upon the giving of the Notice to the Subject Securityholder, the Subject Securityholder shall, within 30 days of the date of the Notice, or such shorter period as may be required by applicable Gaming Laws, dispose of or otherwise transfer, subject to compliance with the applicable Gaming Laws, that number of Securities giving rise to the Triggering Event, or deposit in escrow with the Company, that number of Securities giving rise to the Triggering Event, to be held by the Company until such time as the Subject Securityholder’s ownership of the Securities no longer constitutes a Triggering Event.

20.7	If the Company:

(a)	is holding Securities in escrow pursuant to Article 20.6 above for a Subject Securityholder that is not a Special Voting Shareholder and the Triggering Event has not been rectified or otherwise continues to exist, the Company may, subject to Gaming Laws:

(i)	sell all or a portion of the Securities held in escrow through the facilities of the TSX Venture Exchange, the Toronto Stock Exchange or such other exchange, market or quotation system upon which the Company’s Securities may be listed or quoted from time to time and distribute the proceeds of such sales to the Subject Securityholder; or

(ii)	repurchase, for cancellation, the Securities on the Repurchase Date, at a price (the “Repurchase Price”) as determined in a Valuation Opinion, payable to the Subject Securityholder in cash, by the issuance of a promissory note or a combination thereof; or

(b)	does not receive the Securities in escrow and the Subject Securityholder that is not a Special Voting Shareholder has not complied with Article 20.6 above, and the Triggering Event has not been rectified or otherwise continues to exist, the Company may repurchase, for cancellation, the Securities on the Repurchase Date, at the Repurchase Price in accordance with Article 20.7(a)(ii).

(c)	Notwithstanding Articles 20.7(a) and (b) , if a Special Voting Shareholder is subject to a Triggering Event and such Triggering Event has not been rectified or otherwise continues to exist after the expiry of the 30 day period following delivery of the Notice, the Company (through the disinterested members of the board) shall be entitled to exercise control and direction over the Special Voting Shareholder Securities in question as trustee for the benefit of a Special Voting Shareholder (including exercising voting rights associated with such Special Voting Shareholder Securities, but, for the avoidance of doubt, not the power and authority to dispose of or otherwise transfer the Special Voting Shareholder Securities or to convert the Special Voting Shares in accordance with Article 22.5), until such time as the Triggering Event has been rectified or ceases to exist, and such right of the Company shall apply whether or not such Special Voting Shareholder has transferred such Special Voting Shareholder Securities subject to the Triggering Event to the Company in accordance with Article 20.6. If a Gaming Authority orders that the Special Voting Shareholder Securities be sold or otherwise disposed of, a Special Trustee may be appointed who would have the authority to dispose of or transfer all but not less than all of the Special Voting Shareholder Securities, provided that the Special Trustee may only do so (A) at a price that is not less than the value of the Special Voting Shareholder Securities determined pursuant to a Valuation Opinion, (B) for cash proceeds, and (C) in compliance with Gaming Laws. For the avoidance of doubt, in the event that the Special Voting Shareholder Securities are registered in the name of a trustee, including the Special Trustee, and prior to completion of any sale, the Triggering Event ceases to exist for any reason, the Special Voting Shareholder Securities shall be returned to the Special Voting Shareholder and reregistered in its name, and the trustee, including the Special Trustee, shall cease to have any rights or responsibilities with respect thereto.

20.8	At the request of the Company, a Subject Securityholder owning, or proposing to acquire or own Securities, must deliver forthwith to the Company, a certificate of compliance in a form prescribed by the Company (a “Certificate of Compliance”) certifying that no Triggering Event has occurred or may occur by the acquisition of Securities by the Subject Securityholder.

20.9	If a Subject Securityholder fails to provide a Certificate of Compliance within the time period prescribed by the Company in the request, the Company may deem a Triggering Event to have occurred and exercise all rights afforded by these Articles with respect to such a non-compliant Subject Securityholder.

20.10	The directors, officers, employees and agents of the Company shall be entitled to rely on the Certificate of Compliance and shall be exempt from liability for any action taken or not taken in reliance upon such Certificate of Compliance. The Company shall not consider giving effect to any transaction with respect to the issuance, transfer of Securities or otherwise deal with Securities owned by the Subject Securityholder, until a Certificate of Compliance is received and the Company is reasonably satisfied that no Triggering Event exists or will occur.

20.11	Failure of the Subject Securityholder to receive written notice under these Articles after the Company has made reasonable efforts to provide such notice shall not preclude the Company from exercising its rights under these Articles.

20.12	The Company’s rights and remedies under these Articles are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at law or in equity or otherwise. No single or partial exercise by the Company of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which the Company may be entitled.

PART 21
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO PREFERENCE SHARES

21.1	The Preference Shares without par value in the authorized share structure of the Company (the “Preference Shares”) have attached to them the special rights and restrictions set out in this PART 21.

Directors’ Right to Issue in One or More Series

21.2	The Preference Shares may at any time or from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be determined by resolution of the board, provided that any such resolution shall have been approved by all directors elected by the holders of Special Voting Shares pursuant to Article 22.4.

Directors to Fix Terms of Each Series

21.3	Subject as hereinafter provided, the directors shall by resolution fix from time to time before the issue thereof the designation of, and the special rights and restrictions attaching to, the Preference Shares of each series including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the redemption and/or purchase prices and terms and conditions of redemption and/or purchase, the rights of holders on liquidation, dissolution or winding-up, any voting rights, any conversion rights and any sinking fund or other provisions, the whole to be subject to the filing of a notice of alteration or such other document as may be prescribed by law setting forth the designation of, and the special rights and restrictions attaching to, the Preference Shares of such series.

Ranking of Preference Shares

21.4	The Preference Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preference Shares of every other series and be entitled to preference over the Special Voting Shares, the Class A Subordinate Voting Shares and any other shares of the Company ranking junior to the Preference Shares.

Voting Rights

21.5	The holders of the Preference Shares as such shall not be entitled to receive notice of or to attend or to vote at any meeting of the shareholders of the Company, provided that the share rights attaching to one or more series of Preference Shares may provide that in the event that the Company has failed to pay dividends prescribed in such series share rights for the period of time fixed by the directors in such series share rights and until such time as all arrears of such dividends on such shares have been paid, the holders of such shares will be entitled to receive notice of and to attend any meeting of the shareholders called for the purpose of electing directors and will be entitled, voting separately thereat as a class together with holders of any other series of Preference Shares who have similar voting rights upon a failure to pay dividends, to collectively, elect one director of the Company in addition to the directors which the holders of Special Voting Shares and of Class A Subordinate Voting Shares are entitled to elect.

PART 22
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO SPECIAL VOTING SHARES

22.1	The Special Voting Shares without par value in the authorized share structure of the Company (the “Special Voting Shares”) have attached to them the special rights and restrictions set out in this PART 22.

Definitions

22.2	In this PART 22,

“Class A Subordinate Voting Share Reorganization” means any:

(a)	subdivision, redivision or change of the outstanding Class A Subordinate Voting Shares into a greater number of Class A Subordinate Voting Shares,

(b)	reduction, combination, consolidation or change of the outstanding Class A Subordinate Voting Shares into a lesser number of Class A Subordinate Voting Shares, or

(c)	issuance of Class A Subordinate Voting Shares (or securities, including debt, of the Company convertible into or exchangeable for Class A Subordinate Voting Shares or rights, options or warrants to acquire Class A Subordinate Voting Shares) to the holders of all or substantially all of the then outstanding Class A Subordinate Voting Shares by way of stock dividend or other distribution.

Voting Rights

22.3	The holders of Special Voting Shares shall be entitled to receive notice of and to attend and to vote at any meeting of the shareholders of the Company, other than any meeting of holders of a particular class of shares other than the Special Voting Shares who are entitled to vote separately as a class at such meeting, and are entitled to one vote for each share held. Each Special Voting Share shall have attached thereto one vote at any meeting of holders of Special Voting Shares at which such holders are entitled to vote separately as a class.

22.4	If any Special Voting Shares are outstanding, the Special Voting Shares, at any time and from time to time, voting separately as a class, shall have attached thereto the right to elect that number of members of the board of directors of the Company that is equal to the sum of (i) the number of members of the board that would constitute a majority of the authorized number of directors of the Company (after deducting one from such authorized number if the holders of the Preference Shares are collectively entitled to elect one director of the Company pursuant to Article 21.5) plus (ii) two, subject to the right of the holders of Class A Subordinate Voting Shares to elect at least two members of the board of directors.

Right to Convert Special Voting Shares

22.5	Each outstanding Special Voting Share shall be convertible into one Class A Subordinate Voting Share at the option of the holder at any time and from time to time. To exercise such conversion right a shareholder or the shareholder’s attorney duly authorized in writing shall:

(a)	give written notice to the Company’s transfer agent of the exercise of such right and of the number of Special Voting Shares in respect of which the right is being exercised;

(b)	deliver to the Company’s transfer agent the share certificate or certificates representing the Special Voting Shares in respect of which the right is being exercised, and

(c)	pay any governmental or other tax imposed on or in respect of such conversion.

22.6	Upon the conversion of any Special Voting Shares to Class A Subordinate Voting Shares and the surrender to the Company of the share certificates representing the converted Special Voting Shares, the Company shall issue certificates representing fully paid Class A Subordinate Voting Shares upon the basis prescribed above. If the conversion right is exercised in respect of less than all of the Special Voting Shares represented by any share certificate, the holder shall also be entitled to receive a new share certificate representing the number of Special Voting Shares in respect of which the conversion right is not being exercised.

22.7	All Class A Subordinate Voting Shares resulting from any conversion of Special Voting Shares as provided above shall be deemed to be fully paid and non-assessable.

Class A Subordinate Voting Share Reorganization

22.8	No Class A Subordinate Voting Share Reorganization shall be made by the Company unless, contemporaneously therewith, a reorganization with a proportionate outcome is effected in respect of the Special Voting Shares outstanding.

Dividends

22.9	The holders of the Special Voting Shares shall be entitled to receive, subject to the prior rights of the holders of Preference Shares, and pari passu with the holders of the Class A Subordinate Voting Shares, any dividend declared by the directors on the Class A Subordinate Voting Shares.

Liquidation, Dissolution or Winding-up

22.10	Subject to the rights of the holders of shares ranking prior to or on a parity with the Special Voting Shares, the holders of Special Voting Shares shall be entitled to receive, pari passu with the holders of the Class A Subordinate Voting Shares, the remaining property of the Company in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs.

PART 23
SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO CLASS A SUBORDINATE VOTING SHARES

23.1	The Class A Subordinate Voting Shares without par value in the authorized share structure of the Company (the “Class A Subordinate Voting Shares”) have attached to them the special rights and restrictions set out in this PART 23.

Voting Rights

23.2	The holders of Class A Subordinate Voting Shares shall be entitled to receive notice of and to attend and to vote at any meeting of the shareholders of the Company, other than any meeting of holders of a particular class of shares other than Class A Subordinate Voting Shares who are entitled to vote separately as a class at such meeting, and are entitled thereat to one vote for each share held. Each Class A Subordinate Voting Share shall have attached thereto one vote at any meeting of holders of Class A Subordinate Voting Shares at which such holders are entitled to vote separately as a class.

23.3	If there are any Special Voting Shares outstanding, the Class A Subordinate Voting Shares, at any time and from time to time, shall have attached thereto the right to elect that number of members of the board of directors of the Company that is not elected by the holders of the Special Voting Shares (other than the director, if any, that holders of the Preference Shares are collectively entitled to elect pursuant to Article 21.5), provided that at no time will the number of directors to be elected by the holders of the Class A Subordinate Voting Shares be less than two directors. If there are no Special Voting Shares outstanding, the Class A Subordinate Voting Shares shall have the right to elect all members of the board of directors of the Company (other than the director, if any, that holders of the Preference Shares are collectively entitled to elect pursuant to Article 21.5).

Dividends

23.4	The holders of the Class A Subordinate Voting Shares shall be entitled to receive, subject to the prior rights of the holders of the Preference Shares and to the pari passu rights of the holders of the Special Voting Shares, any dividend declared by the directors on the Class A Subordinate Voting Shares.

Liquidation, Dissolution, or Winding-up

23.5	Subject to the rights of the holders of shares ranking prior to or on a parity with the Class A Subordinate Voting Shares, the holders of the Class A Subordinate Voting Shares shall be entitled to receive pari passu with the holders of the Special Voting Shares, the remaining property of the Company in the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs.

DATED: August 29, 2019.

/s/ Benjamin Levy
Signature of Director
Name of Director:	Benjamin Levy